AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

                THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT is made and entered into as of the 29th day of August, 2001, by and among NETWORK COMPUTING DEVICES, INC., a Delaware corporation (the "Company"), SCI TECHNOLOGY, INC., an Alabama corporation (“SCI”), GUENTHER PFAFF, an individual (“Pfaff”), and HOFMANN & CO., a Swiss Partnership (“Hofmann”).

ARTICLE I

BACKGROUND

                Section 1.1.           Background. SCI, Pfaff and Hofmann (each a “Holder” and collectively the “Holders”) are the holders of certain convertible securities convertible into, and Warrants to purchase, Common Stock, par value $.001 per share ("Stock"), of the Company.  The parties desire to provide for the registration of the shares of Stock issuable or issued to the Holder upon conversion of the convertible securities or exercise of the Warrants

Such convertible securities and Warrants have been issued to the Holders without registration under the Securities Act of 1933, as amended (the “Securities Act”), and the Stock likewise has not been registered. The parties desire to provide for the registration of the Stock.

SCI and Pfaff have each entered into Registration Rights Agreements with the Company (the “Prior Agreements”) pursuant to which the Company granted SCI and Pfaff certain registration rights with respect to their Stock.  The parties desire to amend and restate the Prior Agreements by terminating them and replacing them in their entirety with this Agreement.

ARTICLE II

DEFINITIONS

Section 2.1            Definitions.  For purposes of this Agreement, the following capitalized terms have the respective meanings set forth below:

(a)           The term “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act.

 (b)          The term “Holder” means any person owning or having the right to acquire Registrable Securities or any heirs or assigns thereof in accordance with this Agreement.

(c)           The term “register,” “registered,” and “registration” refers to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(d)           The term “Other Covered Securities” means the shares of Common Stock of the Company issued to Tektronix, Inc. on December 8, 2000.

(e)           The term “Registrable Securities” means (i) the shares of Stock, and (ii) any other securities issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of Stock listed in clause (i) above.  Notwithstanding the foregoing, Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) effectively registered under the Securities Act and sold or distributed to any Person pursuant to an effective registration statement covering it, or (B) sold in a transaction exempt from the registration and prospectus delivery requirement of the Securities Act so that all transfer restrictions, and restrictive legends with thereto, if any, are removed upon the consummation of such sale.

(f)            The number of shares of “Registrable Securities then outstanding” shall be the number of shares of Stock that are Registrable Securities which are then issued and outstanding, plus those which are issuable pursuant to then exercisable or convertible securities.

(g)           The term “Registration Expenses” means all expenses incident to the Company's performance of or compliance with Article 3 including, without limitation, all registration and filing fees; all fees and expenses of complying with securities or blue sky laws; all printing expenses; the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits required by or incident to such performance and compliance; and the reasonable fees and disbursements of one counsel for the Holders.

(h)           The term “SEC” means the Securities and Exchange Commission.

(i)            The term “Selling Expenses” means all underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Securities.

ARTICLE III

REGISTRATION RIGHTS

Section 3.1            Demand Registration.

(a)           If at any time after issuance of the Stock to a Holder, the Company receives a written request from such Holder that the Company file a registration statement under the Securities Act covering the registration of all or a portion of the Registrable Securities of the Holder then outstanding, then the Company shall as soon as practicable effect such registration of the Registrable Securities of the Holder.  Such obligation shall include, without limitation, the execution of an undertaking to file post-effective amendments and to effect appropriate registrations or qualifications under applicable blue sky or other state securities laws and appropriate compliance with exemptive regulations issued under the Securities Act and any other governmental requirements or regulations.

(b)           If the Holder intends to use an underwriter to distribute the Registrable Securities covered by its request, it shall so advise the Company in its request.  In such event, the Holder shall (together with the Company) enter into an underwriting agreement with an underwriter selected by the Holder, subject to the approval of the Company which shall not be unreasonably withheld.  The Company shall not register any other securities in connection with any such demand registration, other than Registrable Securities, Other Covered Securities and securities registered for its own account.  Notwithstanding any other provision of this subsection, if the underwriter advises the Holder and the Company in writing that marketing factors require a limitation of the number of shares to be included in the underwriting, then shares, if any, other than Registrable Securities and Other Covered Securities shall first be excluded from such registration to the extent required by such underwriting limitation, and thereafter, Registrable Securities and Other Covered Securities shall be excluded in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and Other Covered Securities held by such Holders and such other holders. If the number of shares of Registrable Securities so excluded exceeds twenty percent (20%) of the number of shares of Registrable Securities which the Holder has requested be included in such registration, then the Holder shall be entitled either (i) to require that the registration be deferred for such period of time as the Holder, the Company and the underwriter may mutually agree upon, but in no event for more than ninety (90) days from delivery of a written notice of the Holder to the Company requesting such delay, or (ii) to withdraw the registration request, in which case it shall not count as a demand registration for purposes of the limitation in Section 3.1(d). The Company shall not effect a public offering of any securities of the Company similar to the Registrable Securities being offered in the underwritten offering, or convertible or exercisable for Registrable Securities during the period commencing ten (10) days prior to and ending one hundred twenty (120) days after the effective date of the applicable registration statement, other than a sale of Other Covered Securities.

(c)           Notwithstanding the foregoing, if the Company shall furnish to the Holder a certificate signed by the President or Chief Executive Officer of the Company stating that, in the good faith judgment of the board of directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period not more than ninety (90) days after receipt of the request of the Holder; provided, however, that the Company may not utilize this right more than once in any 12-month period.

(d)           Notwithstanding the foregoing, the Company shall not be obligated to take any action to effect any registration, qualification or compliance pursuant to this Section 3.1 in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction.

(e)           The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 3.1(a) at the request of any Holder after the Company has effected two demand registrations at such Holder’s request and each such registration has been declared or ordered effective and kept effective for at least one hundred twenty (120) days.  Notwithstanding the immediately preceding sentence or the provisions of Section 3.1(b), a registration will not count as a demand registration under Section 3.1(a) unless the Holder was able to sell a minimum of seventy-five (75%) of the shares sought to be registered in such registration.

Section 3.2.           Company Registration.  If at any time the Company proposes to register any of its securities under the Securities Act, whether or not for sale for its own account, on a form and in a manner which would permit registration of its shares for sale to the public under the Securities Act (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan, an offering or sale of securities pursuant to a Form S-4 (or successor form) registration statement, or an SEC Rule 145 transaction), it will each such time give prompt written notice to the Holder of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration, and upon the written request of the Holder delivered to the Company within thirty (30) days after the giving of any such notice, the Company will effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holder to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid).  The Company will use its commercially reasonable efforts to cause the Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition by the Holder of such Registrable Securities so registered.  If any registration pursuant to this Section 3.2 shall be, in whole or in part, an underwritten public offering of securities, the Company shall so advise the Holders as a part of the written notice given pursuant to this Section 3.2.  In such event the right of any Holder to registration pursuant to this Section 3.2 shall be conditioned upon such Holder’s participation in such underwriting to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company, but subject to the reasonable approval of Holders holding more than a majority of the Registrable Securities to be included in such registration. Notwithstanding any other provision of this Section 3.2, if the managing underwriter determines that marketing factors require limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration.  The Company shall so advise all Holders and other holders distributing their securities through such underwriting and the number of shares of securities that may be included in the registration and underwriting (other than in behalf of the Company) shall be allocated among all Holders and such other holders (provided that such other holders have contractual rights to participate in such registration which are not subordinate to the Holders’) in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders and such other holders.

Section 3.3            Form S-3 Registration.  If, at a time when Form S-3 (or any comparable successor form) is available for the registration of Registrable Securities and the Company is eligible to use Form S-3 (or such successor form) for such registration, the Company shall receive from a Holder a written request that the Company effect a registration on Form S-3 (or such successor form) of any of the Holder's Registrable Securities, the Company will promptly give written notice of the proposed registration to the Holder and, as soon as practicable, effect such registration and all such related qualifications and compliances as may be reasonably requested and as would permit or facilitate the sale and distribution of all Registered Securities as are specified in such request.  The rights of each Holder to request registration under this Section 3.3 shall be in addition to all other registration rights in this Agreement.  The Company shall have no obligation to effect a registration under Section 3.3 more than three times for any particular Holder.

Section 3.4.           Registration Expenses.  All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 3.1, 3.2 and 3.3 shall be borne by the Company; and all Selling Expenses shall be borne by each Holder and any other holders of the securities so registered pro rata on the basis of the number of their shares so registered.

                Section 3.5. Registration Procedures.

(a)           When the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in this Article 3, the Company shall as expeditiously as possible:

(i)            prepare and file with the SEC a registration statement on the appropriate form with respect to such Registrable Securities and use reasonable efforts to cause such registration statement to become effective as promptly as practicable, and upon the request of the Holders, keep such registration statement effective for at least one hundred twenty (120) days;

(ii)           prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until the earlier of: (a) such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Holders set forth in such registration statement; or (b) the expiration of one hundred and twenty (120) days after such registration statement becomes effective;

(iii)          furnish to the Holders such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as the Holder may reasonably request;

(iv)          use its best efforts to register and qualify all securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Holders shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

(v)           furnish to each Holder a signed counterpart, addressed to the seller, of (A) an opinion of counsel for the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), and (B) a "cold comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and its accountants' letters delivered to underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters, as the Holder may reasonably request;

(vi)          in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter of such offering;

(vii)         immediately notify the Holders, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of each Holder prepare and furnish a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

(viii)        otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

The Company may require each Holder, when any registration is being effected with respect to any of the Holder's Registrable Securities, to furnish the Company such information regarding the Holder and the distribution of the securities as the Company may from time to time request in writing for inclusion in the applicable registration statement as required by law or by the SEC in connection therewith.

Section 3.6.           Preparation; Reasonable Investigation.  In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company will give the Holders and any underwriter, if any, and their counsel and accountants, a reasonable opportunity to participate in the preparation of such registration statement and other documents related thereto, and will give them reasonable access to books and records and personnel such as is reasonably necessary to facilitate preparation of such documents and filing.

Section 3.7.           Furnish Information.  It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Article 3 with respect to the Registrable Securities of any Holder that the Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of the Holder's Registrable Securities.

Section 3.8.           Indemnification. In the event any Registrable Securities are included in a registration statement under this Article 3:

(a)           The Company will indemnify and hold harmless the Holder, its directors and officers, and each other person, if any, who controls the Holder within the meaning or the Securities Act, against any losses, claims, damages, liabilities and expenses (including reasonable legal fees and expenses and costs of investigation), joint or several, to which the Holder or any such director or officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse the Holder, and each such director, officer, and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable to such an indemnified person in any such case to the extent (but only to the extent) that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus summary prospectus, amendment or supplement or any documents incorporated by reference in any of the above in reliance upon and in conformity with written information furnished by such indemnified person to the Company and designated by such person to be for use therein.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder or any such director, officer, or controlling person and shall survive the transfer of such securities by the Holder.

(b)           To the extent permitted by law, the Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto or any documents incorporated by reference in any of the above, if such statement or omission was made solely in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by the Holder specifically stating that it is for inclusion in such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by the Holder; provided, however, that the Holder's liability hereunder shall not exceed the aggregate net offering proceeds received by the Holder.

(c)           If the indemnification provided for in this Section 3.8 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, expenses or action in respect thereof referred to herein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, expenses or actions in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand, and the indemnified party on the other, in connection with the statement or omissions which resulted in such losses, claims, damages, liabilities, expenses or actions as well as any other relevant equitable considerations, including the failure to give the notice required hereunder.  The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Holder agree that it would not be just and equitable if contributions pursuant to this Section 3.8(c) were determined by pro rata allocation or by any other method of allocation which did not take account of the equitable considerations referred to above.  The amount paid or payable to an indemnified party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above, shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the contribution provisions of this Section 3.8, in no event shall the amount contributed by the Holder exceed the aggregate net offering proceeds received by such seller from the sale of such shares.  No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

(d)           Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 3.8, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 3.8 except to the extent the failure to give notice is prejudicial to the indemnifying party. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof; provided, however, that if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties (and the indemnifying party or parties shall bear the reasonable legal and other expenses incurred in connection therewith).  No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a full and final release from all liability in respect to such claim or litigation.

Section 3.9.           Rule 144 and 144A.  The Company will file the reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act') (or, if the Company is not required to file such reports, will, upon the request of a Holder, make publicly available other information necessary to comply with Rule 144(c) and Rule 144A, as applicable), and will take such further action as a Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell shares of the Company without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC.  Upon the request of a Holder, the Company will deliver to the Holder (i) a verified, written statement of the President or Chief Financial Officer as to whether it has complied with such requirements; (ii) if applicable, a copy of the most recent annual or quarterly report of the Company; and (iii) such other reports and documents as the Holder may reasonably request to avail itself of Rule 144, 144A or any other rule or regulation of the SEC allowing the Holder to sell its shares of the Company without registration.

Section 3.10.        Termination. Any registration rights granted pursuant to this Article III shall terminate with respect to any Holder at such date when the Registrable Securities beneficially owned by such Holder represents not more than 1% of the Company’s outstanding Common Stock and may be sold under Rule 144 during any ninety (90) day period.

ARTICLE IV

GENERAL

Section 4.1.           Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and Holders beneficially owning a majority of the Registrable Securities then outstanding.

Section 4.2            Notices.  Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing and shall be delivered, or mailed by first-class mail, postage prepaid, addressed, if to a Holder, to the attention of such Holder, addressed in the manner set forth beneath the Holder’s signature below or at such address, or to the attention of such other officer, as the Holder shall have furnished to the Company in writing a notice properly given hereunder or, if to the Company, to the attention of its Secretary, addressed in the manner set forth beneath the Company's signature below, or at such other address, or to the attention of such other officer, as the Company shall have furnished to the Holder in a notice properly given hereunder.

Section 4.3.           Adjustments.  This Agreement shall apply to any shares of Stock issued to the Holder with respect to, upon exercise or conversion of, or in exchange for, any Registrable Securities, held by the Holder, by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, except for shares of capital stock which have been distributed by the Holder to the public pursuant to a registration statement or Rule 144 (or any successor provision) under the Securities Act.

Section 4.4.           Miscellaneous.

(a)           This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not.  This Agreement may not be assigned by any Holder other than to a transferee of all of the Registrable Securities that such Holder holds or has the right to acquire.

(b)           This Agreement embodies the entire agreement and understanding between the Holder and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof.

 (c)          The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

(d)           This Agreement may be executed in two or more counterparts (including by facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e)           Time is of the essence under this Agreement.

(f)            This Agreement shall be governed by and construed under the internal laws of the State of Delaware without giving effect to conflicts of laws.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(g)           Each of the Prior Agreements is hereby terminated and shall be of no further force or effect.

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized corporate officers as of the date first written above.

"Company"
NETWORK COMPUTING DEVICES, INC.

By:
Name: Rudolph G. Morin
Title: President and Chief Executive Officer

Address for notices:
301 Ravendale Drive
Mountain View, California 94043-5207

"Holders"

SCI TECHNOLOGY, INC.

By:

Title:

Address for notice:

GUENTHER PFAFF

Address for notice:

HOFMANN & CO.

By:
Name:	Gottfried Hofmann
Title:	Partner

Address for notice:
Wiesenrain 5
6314 Unteraegeri
Switzerland